Glacier Bancorp, Inc. Announces Results for Quarter Ended December 31, 2011

KALISPELL, Mont., Jan. 26, 2012 /PRNewswire/ --

HIGHLIGHTS:

  Net earnings for the quarter increased 50 percent to $14.3 million and diluted earnings per share increased 54 percent to $0.20 from the prior year fourth quarter.
  Excluding a goodwill impairment charge (net of tax) of $32.6 million, net operating earnings for 2011 was $50.1 million, an increase of $7.8 million, or 18 percent from the prior year.
  Non-performing assets of $213 million decreased $35.9 million, or 14 percent, from the prior quarter.
  Net charged-off loans of $9.3 million for the quarter decreased $9.6 million, or 51 percent, from the prior quarter net charged-off loans.
  Non-interest bearing deposits surpassed $1 billion for the first time.
  Dividend declared of $0.13 per share during the quarter.
  Announced the internal restructuring of the bank subsidiaries to bank divisions.

Results Summary

	Three Months ended		Year ended
(Unaudited - Dollars in thousands,	December 31	December 31	December 31	December 31
except per share data)	2011	2010	2011	2010

Net earnings (GAAP)	$14,348	9,593	17,471	42,330
Add goodwill impairment charge, net of tax	-	-	32,613	-
Operating earnings (non-GAAP)	$14,348	9,593	50,084	42,330

Diluted earnings per share (GAAP)	$0.20	0.13	0.24	0.61
Add goodwill impairment charge, net of tax	-	-	0.46	-
Diluted earnings per share (non-GAAP)	$0.20	0.13	0.70	0.61

Return on average assets (annualized) (GAAP)	0.80%	0.58%	0.25%	0.67%
Add goodwill impairment charge, net of tax	-0.01%	-	0.47%	-
Return on average assets (annualized) (non-GAAP)	0.79%	0.58%	0.72%	0.67%

Return on average equity (annualized) (GAAP)	6.69%	4.47%	2.04%	5.18%
Add goodwill impairment charge, net of tax	-0.24%	-	3.74%	-
Return on average equity (annualized) (non-GAAP)	6.45%	4.47%	5.78%	5.18%

Glacier Bancorp, Inc. (Nasdaq GS: GBCI) reported earnings for the current quarter of $14.3 million, an increase of $4.8 million, or 50 percent, compared to $9.6 million for the prior year fourth quarter. Diluted earnings per share for the current quarter was $0.20 per share, an increase of 54 percent from the prior year fourth quarter of $0.13 per share. "Although revenue growth is still challenging, we gained momentum in a number of fronts this past quarter." said Mick Blodnick, President and Chief Executive Officer. "Earnings continued to improve and credit costs decreased. However, those positions were partially offset by a steep increase in premium amortization which had a significant impact on our net interest income and consequently our net interest margin," Blodnick said.

Excluding the goodwill impairment charge, operating earnings for 2011 was $50.1 million versus $42.3 million for the prior year. Diluted operating earnings per share for 2011 was $0.70 per share, an increase of 15 percent from the prior year earnings per share of $0.61. Operating earnings is considered a non-GAAP financial measure and additional information regarding this measurement and reconciliation is provided herein. Including the goodwill impairment charge, net earnings was $17.5 million or $0.24 per share for the year ended December 31, 2011.

Non-GAAP Financial Measures

In addition to the results presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"), this press release contains certain non-GAAP financial measures. The Company believes that providing these non-GAAP financial measures provides investors with information useful in understanding the Company's financial performance, performance trends, and financial position. While the Company uses these non-GAAP measures in its analysis of the Company's performance, this information should not be considered an alternative to measurements required by GAAP.

The preceding results summary table provides a reconciliation of certain GAAP financial measures to non-GAAP financial measures. The reconciling item between the GAAP and non-GAAP financial measures was the third quarter of 2011 goodwill impairment charge (net of tax) of $32.6 million.

  The goodwill impairment charge was $40.2 million with a tax benefit of $7.6 million which resulted in a goodwill impairment charge (net of tax) of $32.6 million.  The tax benefit applied only to the $19.4 million of goodwill associated with taxable acquisitions and was determined based on the Company's marginal income tax rate of 38.9 percent.
  The diluted earnings per share reconciling item was determined based on the goodwill impairment charge (net of tax) divided by the weighted average diluted shares of 71,915,073.
  The goodwill impairment charge (net of tax) was included in determining earnings for both the GAAP return on average assets and GAAP return on average equity.  The average assets used in the GAAP return on average assets ratios were $7.128 billion and $6.923 billion for the three and twelve month periods, respectively.  The average assets used in the non-GAAP return on average assets ratios were $7.161 billion and $6.931 billion for the three and twelve month periods, respectively.  The average equity used in the GAAP return on average equity ratios were $850 million and $858 million for the three and twelve month periods, respectively.  The average equity used in the non-GAAP return on average equity ratios were $883 million and $866 million for the three and twelve month periods, respectively.

Asset Summary

Assets

				$ Change from	$ Change from
	December 31,	September 30,	December 31,	September 30,	December 31,
(Unaudited - Dollars in thousands)	2011	2011	2010	2011	2010

Cash on hand and in banks	$ 104,674	98,151	71,465	6,523	33,209
Investment securities and
interest bearing cash deposits	3,150,101	2,970,631	2,429,473	179,470	720,628
Loans receivable
Residential real estate	516,807	518,786	632,877	(1,979)	(116,070)
Commercial	2,295,927	2,336,744	2,451,091	(40,817)	(155,164)
Consumer and other	653,401	668,052	665,321	(14,651)	(11,920)
Loans receivable	3,466,135	3,523,582	3,749,289	(57,447)	(283,154)
Allowance for loan and lease losses	(137,516)	(138,093)	(137,107)	577	(409)
Loans receivable, net	3,328,619	3,385,489	3,612,182	(56,870)	(283,563)

Other assets	604,512	588,418	646,167	16,094	(41,655)
Total assets	$ 7,187,906	7,042,689	6,759,287	145,217	428,619

Total assets at December 31, 2011 were $7.188 billion, which was $145 million, or 2 percent, greater than total assets of $7.043 billion at September 30, 2011, and $429 million, or 6 percent, greater than total assets of $6.759 billion at December 31, 2010.

Investment securities, including interest bearing deposits and federal funds sold, increased $179 million, or 6 percent, during the quarter and increased $721 million, or 30 percent, from December 31, 2010. During the year, the Company purchased investment securities to primarily offset the lack of loan growth and to maintain interest income. The investment securities purchased during the current quarter were predominately U.S. Agency Collateralized Mortgage Obligations ("CMO") with short weighted-average-lives. Investment securities represent 44 percent of total assets at December 31, 2011 versus 42 percent at September 30, 2011 and 36 percent at December 31, 2010.

At December 31, 2011, the loan portfolio was $3.466 billion, a decrease of $57.4 million, or 2 percent, during the quarter. Excluding net charge-offs of $9.3 million and loans transferred to other real estate owned of $14.8 million, loans decreased $33.3 million, or 1 percent, during the current quarter. During the year, the loan portfolio decreased $283 million, or 8 percent, from total loans of $3.749 billion at December 31, 2010. Excluding net charge-offs of $64.1 million and loans transferred to other real estate owned of $79.3 million, loans decreased $140 million, or 4 percent, from December 31, 2010. During the year, the largest decrease in dollars was in commercial loans which decreased $155 million, or 6 percent, from December 31, 2010. The largest percentage decrease was in real estate loans which decreased $116 million, or 18 percent, from December 31, 2010. The Company continues to reduce its exposure to land, lot and other construction loans which totaled $381 million as of December 31, 2011 and have decreased $168 million, or 31 percent, since the prior year end. The continued downturn in the economy and resulting lack of loan demand were the primary reasons for the decrease in the loan portfolio.

As a result of the third quarter 2011 goodwill impairment charge (net of tax) of $32.6 million, other assets decreased $41.7 million from December 31, 2010.

Credit Quality Summary

	At or for the	At or for the Nine	At or for the
	Year ended	Months ended	Year ended
(Unaudited - Dollars in thousands)	December 31, 2011	September 30, 2011	December 31, 2010

Allowance for loan and lease losses
Balance at beginning of period	$137,107	137,107	142,927
Provision for loan losses	64,500	55,825	84,693
Charge-offs	(69,366)	(58,298)	(93,950)
Recoveries	5,275	3,459	3,437
Balance at end of period	$137,516	138,093	137,107

Other real estate owned	$78,354	93,649	73,485
Accruing loans 90 days or more past due	1,413	4,002	4,531
Non-accrual loans	133,689	151,753	192,505
Total non-performing assets (1)	$213,456	249,404	270,521

Non-performing assets as a percentage
of subsidiary assets	2.92%	3.49%	3.91%

Allowance for loan and lease losses as a
percentage of non-performing loans	102%	89%	70%

Allowance for loan and lease losses as a
percentage of total loans	3.97%	3.92%	3.66%

Net charge-offs as a percentage of total loans	1.85%	1.56%	2.41%

Accruing loans 30-89 days past due	$49,086	21,130	45,497

(1) As of December 31, 2011, non-performing assets have not been reduced by U.S. government guarantees of $2.7 million.

At December 31, 2011, the allowance for loan and lease losses ("allowance") was $138 million and remained stable compared to the prior quarter end and the prior year end. The allowance was 3.97 percent of total loans outstanding at December 31, 2011, compared to 3.66 percent at December 31, 2010. The allowance was 102 percent of non-performing loans at December 31, 2011, an increase from 89 percent at the prior quarter end and an increase from 70 percent from the prior year end. There was a sizeable decrease in non-performing assets during the current quarter due to a decrease in other real estate owned of $15.3 million, or 16 percent, and a decrease in non-performing loans of $20.7 million, or 13 percent. The momentum of reducing non-performing assets continued from the third quarter into the fourth quarter with each bank subsidiary actively managing the disposition of non-performing assets. Throughout the year, the Company has maintained an adequate allowance for loan losses while working to reduce non-performing assets. The improvement in the credit quality ratios during the current quarter and the year are a product of this effort.

The Company's early stage delinquencies (accruing loans 30-89 days past due) of $49.1 million at December 31, 2011, increased from the prior quarter early stage delinquencies of $21.1 million and the prior year end early stage delinquencies of $45.5 million. The increase in early stage delinquencies from the prior quarter was reflective of a 31 day month with 25 percent of early stage delinquencies exactly 30 days past due.

The largest category of non-performing assets was land, lot and other construction which was $117 million, or 55 percent, of non-performing assets at December 31, 2011. Included in this category was $56.2 million of land development assets and $35.8 million in unimproved land at December 31, 2011. Although land, lot and other construction assets have historically put pressure on the Company's credit quality, the Company has diligently reduced this category of non-performing assets by $38.1 million, or 25 percent, since the prior year end. Other notable categories of non-performing assets at December 31, 2011 were commercial real estate of $28.9 million and 1-4 family of $33.6 million, both categories of which have decreased since prior year end.

Credit Quality Trends and Provision for Loan Losses

				Accruing
				Loans 30-89	Non-Performing
	Provision		ALLL	Days Past Due	Assets to
	for Loan	Net	as a Percent	as a Percent of	Total Subsidiary
(Dollars in thousands)	Losses	Charge-Offs	of Loans	Loans	Assets
Q4 2011	$8,675	9,252	3.97%	1.42%	2.92%
Q3 2011	17,175	18,877	3.92%	0.60%	3.49%
Q2 2011	19,150	20,184	3.88%	1.14%	3.68%
Q1 2011	19,500	15,778	3.86%	1.44%	3.78%
Q4 2010	27,375	24,525	3.66%	1.21%	3.91%
Q3 2010	19,162	26,570	3.47%	1.06%	4.03%
Q2 2010	17,246	19,181	3.58%	0.92%	4.01%
Q1 2010	20,910	20,237	3.58%	1.53%	4.19%

Another bright spot for the current quarter was the net charged-off loans which decreased to $9.3 million compared to $18.9 million for the prior quarter and $24.5 million for the fourth quarter of 2010. The current quarter provision for loan losses was $8.7 million, a decrease of $8.5 million from the prior quarter and a decrease of $18.7 million from the fourth quarter of 2010. Loan portfolio growth, composition, average loan size, credit quality considerations, and other environmental factors will continue to determine the level of additional provision for loan loss expense at each subsidiary bank. "The fourth quarter saw a continuation of some encouraging credit trends," Blodnick said. "Specifically, the progress we made reducing our non-performing assets this quarter and the reduction in credit costs were key areas of improvement. As we begin the new year, we expect to make additional headway reducing our problem assets ."

For additional information regarding credit quality and identification of the loan portfolio by regulatory classification, see the exhibits at the end of this press release.

Liability Summary

Liabilities

				$ Change from	$ Change from
	December 31,	September 30,	December 31,	September 30,	December 31,
(Unaudited - Dollars in thousands)	2011	2011	2010	2011	2010

Non-interest bearing deposits	$ 1,010,899	996,265	855,829	14,634	155,070
Interest bearing deposits	3,810,314	3,774,263	3,666,073	36,051	144,241
Federal funds purchased	-	45,000	-	(45,000)	-
Repurchase agreements	258,643	301,820	249,403	(43,177)	9,240
FHLB advances	1,069,046	889,053	965,141	179,993	103,905
Other borrowed funds	9,995	14,792	20,005	(4,797)	(10,010)
Subordinated debentures	125,275	125,239	125,132	36	143
Other liabilities	53,507	44,869	39,500	8,638	14,007
Total liabilities	$ 6,337,679	6,191,301	5,921,083	146,378	416,596

At December 31, 2011, non-interest bearing deposits of $1.011 billion increased $14.6 million, or 1 percent, since September 30, 2011 and increased $155 million, or 18 percent, since December 31, 2010. The increase in non-interest bearing deposits during the year was driven by the continued growth in the number of personal and business customers, as well as existing customers retaining cash deposits for liquidity purposes due to the uncertainty in the current economic environment. Interest bearing deposits of $3.810 billion at December 31, 2011 included $170 million of reciprocal deposits (e.g., Certificate of Deposit Account Registry System deposits). Interest bearing deposits increased $36.1 million, or 1 percent, since September 30, 2011 and included a decrease of $38.7 million in wholesale deposits including reciprocal deposits. Interest bearing deposits increased $144 million, or 4 percent, from the prior year end and included an increase of $31.1 million in wholesale deposits, including reciprocal deposits. These deposit increases have been beneficial to the Company in funding the investment securities portfolio growth at low costs over the prior twelve months. Borrowings through repurchase agreements were $259 million at December 31, 2011, a decrease of $43.2 million, or 14 percent, from September 30, 2011 and an increase of $9.2 million, or 4 percent, from December 31, 2010.

To fund growth in the investment securities portfolio, the Company's level of borrowings has increased as needed to supplement deposit growth. Since the prior quarter end, Federal Home Loan Bank ("FHLB") advances have increased $180 million which was partially offset by the decrease in Federal funds purchased of $45.0 million. FHLB advances increased $104 million since December 31, 2010.

Stockholders' Equity Summary

Stockholders' Equity

				$ Change from	$ Change from
	December 31,	September 30,	December 31,	September 30,	December 31,
(Unaudited - Dollars in thousands, except per share data)	2011	2011	2010	2011	2010

Common equity	$ 816,740	811,738	837,676	5,002	(20,936)
Accumulated other comprehensive income	33,487	39,650	528	(6,163)	32,959
Total stockholders' equity	850,227	851,388	838,204	(1,161)	12,023
Goodwill and core deposit intangible, net	(114,384)	(114,941)	(157,016)	557	42,632
Tangible stockholders' equity	$ 735,843	736,447	681,188	(604)	54,655

Stockholders' equity to total assets	11.83%	12.09%	12.40%
Tangible stockholders' equity to total tangible assets	10.40%	10.63%	10.32%
Book value per common share	$ 11.82	11.84	11.66	(0.02)	0.16
Tangible book value per common share	$ 10.23	10.24	9.47	(0.01)	0.76
Market price per share at end of period	$ 12.03	9.37	15.11	2.66	(3.08)

Total stockholders' equity and book value per share increased $12.0 million and $0.16 per share from the prior year end. The increase came primarily from accumulated other comprehensive income representing net unrealized gains or losses (net of tax) on the investment securities portfolio which was largely offset by the third quarter 2011 goodwill impairment charge (net of tax) of $32.6 million. Tangible stockholders' equity increased $54.7 million, or $0.76 per share since December 31, 2010 resulting in tangible stockholders' equity to tangible assets of 10.40 percent and tangible book value per share of $10.23 as of December 31, 2011.

Cash Dividend

On December 28, 2011, the Company's Board of Directors declared a cash dividend of $0.13 per share, payable January 19, 2012 to shareholders of record on January 10, 2012. For 2011, cash dividends declared were $0.52 per share. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended December 31, 2011

Compared to September 30, 2011 and December 30, 2010

Revenue Summary

	Three Months ended
	December 31,	September 30,	December 31,
(Unaudited - Dollars in thousands)	2011	2011	2010
Net interest income
Interest income	$ 68,741	71,433	69,083
Interest expense	10,197	11,297	12,420
Total net interest income	58,544	60,136	56,663

Non-interest income
Service charges, loan fees, and other fees	12,134	12,536	12,178
Gain on sale of loans	7,026	5,121	9,842
Gain on sale of investments	-	813	2,225
Other income	2,857	2,466	1,715
Total non-interest income	22,017	20,936	25,960
	$ 80,561	81,072	82,623

Net interest margin (tax-equivalent)	3.74%	3.92%	3.91%

	$ Change from	$ Change from	% Change from	% Change from
	September 30,	December 31,	September 30,	December 31,
(Unaudited - Dollars in thousands)	2011	2010	2011	2010
Net interest income
Interest income	$ (2,692)	$ (342)	-4%	0%
Interest expense	(1,100)	(2,223)	-10%	-18%
Total net interest income	(1,592)	1,881	-3%	3%

Non-interest income
Service charges, loan fees, and other fees	(402)	(44)	-3%	0%
Gain on sale of loans	1,905	(2,816)	37%	-29%
Gain on sale of investments	(813)	(2,225)	-100%	-100%
Other income	391	1,142	16%	67%
Total non-interest income	1,081	(3,943)	5%	-15%
	$ (511)	$ (2,062)	-1%	-2%

Net Interest Income

The current quarter net interest income of $58.5 million decreased $1.6 million, or 3 percent, over the prior quarter and increased $1.9 million, or 3 percent, over the prior year fourth quarter. The current quarter interest income included $11.5 million of premium amortization (net of discount accretion) on CMOs, such amount an increase of $4.0 million over the prior quarter and an increase of $2.9 million over the prior year fourth quarter premium amortization. The decrease in interest expense of $1.1 million, or 10 percent, from the prior quarter and the decrease of $2.2 million, or 18 percent, in interest expense from the prior year fourth quarter was primarily driven by the decrease in interest rates on deposits as a result of the bank subsidiaries continued focus on reducing funding cost. The funding cost for the current quarter was 77 basis points compared to 87 basis points for the prior quarter and 103 basis points for the prior year fourth quarter.

The current quarter net interest margin as a percentage of earning assets, on a tax-equivalent basis, was 3.74 percent, a decrease of 18 basis points from the prior quarter net interest margin of 3.92 percent and a decrease of 17 basis points from the prior year fourth quarter net interest margin of 3.91. Such decreases were a result of the decrease in yields on earning assets, most of which was from lower yielding investment securities and the increase in premium amortization during the current quarter. The CMO premium amortization in the current quarter accounted for a 69 basis point reduction in the net interest margin compared to a 46 basis point reduction in the prior quarter and 56 basis point reduction in the net interest margin in the prior year fourth quarter. "The banks continue to do a great job of lowering their funding cost, but it was not enough to offset the contraction in asset yields and the increase in premium amortization," said Ron J. Copher, Chief Financial Officer. The current quarter net interest margin included a 2 basis points reduction from the reversal of interest on non-accrual loans.

Non-interest Income

Non-interest income for the current quarter totaled $22.0 million, an increase of $1.1 million over the prior quarter and a decrease of $3.9 million over the same quarter last year. Gain on sale of loans increased $1.9 million, or 37 percent, over the prior quarter and decreased $2.8 million, or 29 percent, over the same quarter last year. Such changes were the result of an increase in refinance activity during the fourth quarter of 2011, although at much lower levels than the refinance volume in the fourth quarter of 2010. There were no sales of investment securities during the current quarter which compared to an $813 thousand gain on sale of investment securities for the prior quarter and a $2.2 million gain in the prior year fourth quarter. Other income of $2.9 million for the current quarter was an increase of $391 thousand from the prior quarter and an increase of $1.1 million from the prior year fourth quarter. Included in other income was operating revenue from other real estate owned and gain on the sale of other real estate owned aggregating $822 thousand for the current quarter compared to $903 thousand for the prior quarter and $313 thousand for the prior year fourth quarter.

Non-interest Expense Summary

	Three Months ended
	December 31,	September 30,	December 31,
(Unaudited - Dollars in thousands)	2011	2011	2010

Compensation, employee benefits and related expense	$ 21,311	21,607	22,485
Occupancy and equipment expense	5,890	6,027	6,291
Advertising and promotions	1,588	1,762	1,683
Outsourced data processing expense	849	740	852
Other real estate owned expense	12,896	7,198	2,847
Federal Deposit Insurance Corporation premiums	2,010	1,638	2,123
Core deposit intangibles amortization	557	599	758
Other expense	10,029	8,568	8,697
Total non-interest expense before
goodwill impairment charge	55,130	48,139	45,736
Goodwill impairment charge	-	40,159	-
Total non-interest expense	$ 55,130	88,298	45,736

	$ Change from	$ Change from	% Change from	% Change from
	September 30,	December 31,	September 30,	December 31,
(Unaudited - Dollars in thousands)	2011	2010	2011	2010

Compensation, employee benefits and related expense	$ (296)	$ (1,174)	-1%	-5%
Occupancy and equipment expense	(137)	(401)	-2%	-6%
Advertising and promotions	(174)	(95)	-10%	-6%
Outsourced data processing expense	109	(3)	15%	0%
Other real estate owned expense	5,698	10,049	79%	353%
Federal Deposit Insurance Corporation premiums	372	(113)	23%	-5%
Core deposit intangibles amortization	(42)	(201)	-7%	-27%
Other expense	1,461	1,332	17%	15%
Total non-interest expense before
goodwill impairment charge	6,991	9,394	15%	21%
Goodwill impairment charge	(40,159)	-	-100%	n/m
Total non-interest expense	$ (33,168)	$ 9,394	-38%	21%

Excluding the goodwill impairment charge, non-interest expense of $55.1 million for the current quarter increased by $7.0 million, or 15 percent, from the prior quarter and increased by $9.4 million, or 21 percent, from the prior year fourth quarter. The increases over the linked quarter and the prior year quarter were driven primarily by higher other real estate owned expense. Other real estate owned expense increased $5.7 million, or 79 percent, from the prior quarter and increased $10.0 million, or 353 percent, from the prior year fourth quarter. The current quarter other real estate owned expense of $12.9 million included $1.8 million of operating expense, $9.4 million of fair value write-downs, and $1.7 million of loss on sale of other real estate owned. Other real estate owned expense will fluctuate as the Company continues to work through non-performing loans and dispose of foreclosure properties.

Excluding other real estate owned expense, non-interest expense increased $1.3 million, or 3 percent, from prior quarter and decreased $655 thousand, or 2 percent, from the prior year fourth quarter. Compensation and employee benefits decreased by $296 thousand, or 1 percent, from the prior quarter and decreased $1.2 million, or 5 percent, from the prior year fourth quarter. Other expense increased $1.5 million, or 17 percent, from the prior quarter and increased $1.3 million, or 15 percent, from the same quarter last year as a result of changes in several categories.

Efficiency Ratio

The efficiency ratio for the current quarter was 50 percent compared to 51 percent for the prior year fourth quarter. The lower efficiency ratio was primarily the result of an increase in interest income from investment securities.

Operating Results for Years Ended December 31, 2011 Compared to December 31, 2010

Revenue Summary

	Years ended December 31,
(Unaudited - Dollars in thousands)	2011	2010	$ Change	% Change
Net interest income
Interest income	$ 280,109	$ 288,402	$ (8,293)	-3%
Interest expense	44,494	53,634	(9,140)	-17%
Total net interest income	235,615	234,768	847	0%

Non-interest income
Service charges, loan fees, and other fees	48,113	47,946	167	0%
Gain on sale of loans	21,132	27,233	(6,101)	-22%
Gain on sale of investments	346	4,822	(4,476)	-93%
Other income	8,608	7,545	1,063	14%
Total non-interest income	78,199	87,546	(9,347)	-11%
	$ 313,814	$ 322,314	$ (8,500)	-3%

Net interest margin (tax-equivalent)	3.89%	4.21%

Net Interest Income

Net interest income for 2011 remained stable compared to 2010. During 2011, interest income decreased $8.3 million, or 3 percent, while interest expense decreased $9.1 million, or 17 percent from 2010. The decrease in interest income from the prior year resulted from the increase in premium amortization (as interest rates declined) coupled with the reduction in loan balances, the combination of which put further pressure on earning asset yields. Interest income also continues to reflect the Company's purchase of a significant amount of investment securities over the course of several quarters at lower yields than the loans they replaced. Interest income included $35.8 million in premium amortization (net of discount accretion) on CMOs which was an increase of $18.1 million from the prior year. This increase was the result of both the increased purchases of CMOs combined with the continued refinance activity. The decrease in interest expense in 2011 was primarily attributable to the rate decreases on interest bearing deposits. The funding cost for 2011 was 87 basis points compared to 116 basis points for 2010.

The net interest margin decreased 32 basis points from 4.21 percent for 2010 to 3.89 for 2011. The reduction was attributable to a lower yield and volume of loans coupled with an increase in lower yielding investment securities and higher CMO premium amortization. The premium amortization in 2011 accounted for a 56 basis point reduction in the net interest margin compared to a 30 basis point reduction in the net interest margin for the same period last year.

Non-interest Income

Non-interest income of $78.2 million for 2011 decreased $9.3 million, or 11 percent, over non-interest income of $87.5 million for 2010. Gain on sale of loans for 2011 decreased $6.1 million, or 22 percent, from 2010 due to a significant reduction in refinance activity. Excluding the prior year $2.0 million gain on the sale of merchant card servicing portfolio, other income for 2011 increased $3.1 million, or 56 percent, over 2010 of which $1.7 million was from debit card income and $1.3 million was from the combination of operating revenue from other real estate owned and gain on sale of other real estate owned.

Non-interest Expense Summary

	Years ended December 31,
(Unaudited - Dollars in thousands)	2011	2010	$ Change	% Change

Compensation, employee benefits and related expense	$ 85,691	$ 87,728	$ (2,037)	-2%
Occupancy and equipment expense	23,599	24,261	(662)	-3%
Advertising and promotions	6,469	6,831	(362)	-5%
Outsourced data processing expense	3,153	3,057	96	3%
Other real estate owned expense	27,255	22,193	5,062	23%
Federal Deposit Insurance Corporation premiums	8,169	9,121	(952)	-10%
Core deposit intangibles amortization	2,473	3,180	(707)	-22%
Other expense	35,156	31,577	3,579	11%
Total non-interest expense before
goodwill impairment charge	191,965	187,948	4,017	2%
Goodwill impairment charge	40,159	-	40,159	n/m
Total non-interest expense	$ 232,124	$ 187,948	$ 44,176	24%

Excluding the goodwill impairment charge, non-interest expense for 2011 increased by $4.0 million, or 2 percent, from 2010. Compensation and employee benefits for 2011 decreased $2.0 million, or 2 percent, and was the result of the reduction in full time equivalent employees. Occupancy and equipment expense decreased $662 thousand, or 3 percent, from the prior year. Other real estate owned expense of $27.3 million increased $5.1 million, or 23 percent, from the prior year. The other real estate owned expense for 2011 included $5.8 million of operating expenses, $16.3 million of fair value write-downs, and $5.2 million of loss on sale of other real estate owned. FDIC premium expense decreased $952 thousand, or 10 percent, from the prior year as a result of a change in the FDIC assessment calculation. Other expense increased $3.6 million, or 11 percent, from the prior year and was primarily driven by increases in debit card expenses and expenses associated with New Market Tax Credit investments.

Provision for loan losses

The Company provisioned slightly more than the amount of net charged-off loans during 2011. The provision for loan losses was $64.5 million for 2011, a decrease of $20.2 million, or 24 percent, from the prior year. Net charged-off loans during 2011 was $64.1 million, a decrease of $26.4 million from 2010. The largest category of net-charge offs was in land, lot and other construction loans which had net-charge offs of $31.3 million, or 49 percent of total net charged-off loans.

Efficiency Ratio

The efficiency ratio was 50 percent for both 2011 and 2010. There was a notable decrease in gain on sale of loans for 2011 compared to 2010 as refinance activity slowed during 2011. The decrease in gain on sale of loans was offset by increases in tax-exempt investment security income.

About Glacier Bancorp, Inc.

Glacier Bancorp, Inc. is a regional multi-bank holding company providing commercial banking services in 60 communities in Montana, Idaho, Utah, Washington, Wyoming and Colorado. Glacier Bancorp, Inc. is headquartered in Kalispell, Montana, and conducts its operations principally through eleven community bank subsidiaries. These subsidiaries include: six banks domiciled in Montana - Glacier Bank of Kalispell, First Security Bank of Missoula, Valley Bank of Helena, Big Sky Western Bank of Bozeman, Western Security Bank of Billings, and First Bank of Montana of Lewistown; two banks domiciled in Idaho - Mountain West Bank of Coeur d'Alene and Citizens Community Bank of Pocatello; two banks domiciled in Wyoming - 1st Bank of Evanston and First Bank of Wyoming; and one bank domiciled in Colorado - Bank of the San Juans of Durango.

On January 18, 2012, the Company announced that it plans to combine its eleven bank subsidiaries into a single commercial bank. The bank subsidiaries will operate as separate divisions of Glacier Bank under the same names, management teams and divisions as before the consolidation. As part of the consolidation, the Company will file with the appropriate federal and state bank regulators an application to merge the bank subsidiaries. The resulting bank Board of Directors and executive officers will be the Board of Directors and senior management team of Glacier Bancorp, Inc. The consolidation is expected to be completed in early second quarter 2012, following regulatory approvals.

Forward Looking Statements

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about management's plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "should," "projects," "seeks," "estimates" or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

  the risks associated with lending and potential adverse changes of the credit quality of loans in the Company's portfolio, including as a result of declines in the housing and real estate markets in its geographic areas;
  increased loan delinquency rates;
  the risks presented by a continued economic downturn, which could adversely affect credit quality, loan collateral values, other real estate owned values, investment values, liquidity and capital levels, dividends and loan originations;
  changes in market interest rates, which could adversely affect the Company's net interest income and profitability;
  legislative or regulatory changes that adversely affect the Company's business, ability to complete pending or prospective future acquisitions, limit certain sources of revenue, or increase cost of operations;
  costs or difficulties related to the integration of acquisitions;
  the goodwill the Company has recorded in connection with acquisitions could become additionally impaired, which may have an adverse impact on our earnings and capital;
  reduced demand for banking products and services;
  the risks presented by public stock market volatility, which could adversely affect the market price of our common stock and our ability to raise additional capital in the future;
  competition from other financial services companies in our markets;
  loss of services from the senior management team; and
  the Company's success in managing risks involved in the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved.

Visit our website at www.glacierbancorp.com

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

	December 31,
(Dollars in thousands, except per share data)	2011	2010

Assets
Cash on hand and in banks	$104,674	71,465
Interest bearing cash deposits	23,358	33,626
Cash and cash equivalents	128,032	105,091

Investment securities, available-for-sale	3,126,743	2,395,847
Loans held for sale	95,457	76,213

Loans receivable	3,466,135	3,749,289
Allowance for loan and lease losses	(137,516)	(137,107)
Loans receivable, net	3,328,619	3,612,182

Premises and equipment, net	158,872	152,492
Other real estate owned	78,354	73,485
Accrued interest receivable	34,961	30,246
Deferred tax asset	31,081	40,284
Core deposit intangible, net	8,284	10,757
Goodwill	106,100	146,259
Non-marketable equity securities	49,694	65,040
Other assets	41,709	51,391

Total assets	$7,187,906	6,759,287

Liabilities
Non-interest bearing deposits	$1,010,899	855,829
Interest bearing deposits	3,810,314	3,666,073
Securities sold under agreements to repurchase	258,643	249,403
Federal Home Loan Bank advances	1,069,046	965,141
Other borrowed funds	9,995	20,005
Subordinated debentures	125,275	125,132
Accrued interest payable	5,825	7,245
Other liabilities	47,682	32,255
Total liabilities	6,337,679	5,921,083

Stockholders' Equity
Preferred shares, $0.01 par value per share, 1,000,000
shares authorized, none issued or outstanding	-	-
Common stock, $0.01 par value per share, 117,187,500
shares authorized	719	719
Paid-in capital	642,882	643,894
Retained earnings - substantially restricted	173,139	193,063
Accumulated other comprehensive income	33,487	528
Total stockholders' equity	850,227	838,204

Total liabilities and stockholders' equity	$7,187,906	6,759,287

Number of common stock shares issued and outstanding	71,915,073	71,915,073

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended December 31,		Year ended December 31,
(Dollars in thousands, except per share data)	2011	2010	2011	2010

Interest Income
Residential real estate loans	$8,198	10,780	33,060	45,401
Commercial loans	31,629	34,452	130,249	143,861
Consumer and other loans	9,653	10,171	40,538	42,130
Investment securities, available-for-sale	19,261	13,680	76,262	57,010
Total interest income	68,741	69,083	280,109	288,402

Interest Expense
Deposits	5,379	7,903	25,269	35,598
Securities sold under agreements to repurchase	320	2,440	1,353	1,607
Federal Home Loan Bank advances	3,555	380	12,687	9,523
Federal funds purchased and other borrowed funds	69	1,655	224	284
Subordinated debentures	874	42	4,961	6,622
Total interest expense	10,197	12,420	44,494	53,634

Net Interest Income	58,544	56,663	235,615	234,768

Provision for loan losses	8,675	27,375	64,500	84,693
Net interest income after provision for loan losses	49,869	29,288	171,115	150,075

Non-Interest Income
Service charges and other fees	11,093	10,923	44,194	43,040
Miscellaneous loan fees and charges	1,041	1,255	3,919	4,906
Gain on sale of loans	7,026	9,842	21,132	27,233
Gain on sale of investments	-	2,225	346	4,822
Other income	2,857	1,715	8,608	7,545
Total non-interest income	22,017	25,960	78,199	87,546

Non-Interest Expense
Compensation, employee benefits and related expense	21,311	22,485	85,691	87,728
Occupancy and equipment expense	5,890	6,291	23,599	24,261
Advertising and promotions	1,588	1,683	6,469	6,831
Outsourced data processing expense	849	852	3,153	3,057
Other real estate owned expense	12,896	2,847	27,255	22,193
Federal Deposit Insurance Corporation premiums	2,010	2,123	8,169	9,121
Core deposit intangibles amortization	557	758	2,473	3,180
Goodwill impairment charge	-	-	40,159	-
Other expense	10,029	8,697	35,156	31,577
Total non-interest expense	55,130	45,736	232,124	187,948

Earnings Before Income Taxes	16,756	9,512	17,190	49,673

Federal and state income tax expense (benefit)	2,408	(81)	(281)	7,343

Net Earnings	$14,348	9,593	17,471	42,330

Basic earnings per share	$0.20	0.13	0.24	0.61
Diluted earnings per share	$0.20	0.13	0.24	0.61
Dividends declared per share	$0.13	0.13	0.52	0.52
Average outstanding shares - basic	71,915,073	71,915,073	71,915,073	69,657,980
Average outstanding shares - diluted	71,915,073	71,915,073	71,915,073	69,660,345

Glacier Bancorp, Inc.
Average Balance Sheet

	Three Months ended 12/31/11			Year ended 12/31/11
			Average			Average
	Average	Interest &	Yield/	Average	Interest &	Yield/
(Unaudited - Dollars in thousands)	Balance	Dividends	Rate	Balance	Dividends	Rate
Assets
Residential real estate loans	$ 602,142	8,198	5.45%	$ 581,644	33,060	5.68%
Commercial loans	2,294,707	31,629	5.47%	2,364,115	130,249	5.51%
Consumer and other loans	657,369	9,653	5.83%	680,032	40,538	5.96%
Total loans and loans held for sale	3,554,218	49,480	5.52%	3,625,791	203,847	5.62%
Tax-exempt investment securities (1)	794,606	8,630	4.34%	705,548	31,420	4.45%
Taxable investment securities (2)	2,301,708	10,631	1.85%	2,115,779	44,842	2.12%
Total earning assets	6,650,532	68,741	4.10%	6,447,118	280,109	4.34%
Goodwill and intangibles	114,678			145,623
Non-earning assets	362,679			330,075
Total assets	$ 7,127,889			$ 6,922,816

Liabilities
NOW accounts	$ 798,040	360	0.18%	$ 775,383	1,906	0.25%
Savings accounts	398,146	89	0.09%	387,921	511	0.13%
Money market deposit accounts	875,252	671	0.30%	875,127	3,667	0.42%
Certificate accounts	1,094,490	3,686	1.34%	1,085,293	16,332	1.50%
Wholesale deposits (3)	642,973	573	0.35%	622,808	2,853	0.46%
FHLB advances	965,918	3,555	1.46%	942,651	12,687	1.35%
Repurchase agreements, federal funds
purchased and other borrowed funds	455,438	1,263	1.10%	418,626	6,538	1.56%
Total interest bearing liabilities	5,230,257	10,197	0.77%	5,107,809	44,494	0.87%
Non-interest bearing deposits	1,006,744			923,039
Other liabilities	40,403			34,343
Total liabilities	6,277,404			6,065,191

Stockholders' Equity
Common stock	719			719
Paid-in capital	642,881			643,140
Retained earnings	175,959			195,301
Accumulated other
comprehensive income	30,926			18,465
Total stockholders' equity	850,485			857,625
Total liabilities and
stockholders' equity	$ 7,127,889			$ 6,922,816

Net interest income		$ 58,544			$ 235,615
Net interest spread			3.33%			3.47%
Net interest margin			3.49%			3.65%
Net interest margin (tax-equivalent)			3.74%			3.89%
(1) Excludes tax effect of $3,820,000 and $13,911,000 on tax-exempt investment security income for the three months and year ended December 31, 2011, respectively.

(2) Excludes tax effect of $392,000 and $1,568,000 on investment security tax credits for the three months and year ended December 31, 2011, respectively.

(3) Wholesale deposits include brokered deposits classified as NOW, money market deposit and certificate accounts, including reciprocal deposits.

Glacier Bancorp, Inc.
Loan Portfolio - by Regulatory Classification - Unaudited

	Loans Receivable by Bank			% Change	% Change
	Balance	Balance	Balance	from	from
(Dollars in thousands)	12/31/11	9/30/11	12/31/10	9/30/11	12/31/10
Glacier	$797,530	799,292	866,097	0%	-8%
Mountain West	707,442	706,589	821,135	0%	-14%
First Security	575,254	584,172	571,925	-2%	1%
Western	272,681	280,683	305,977	-3%	-11%
1st Bank	243,216	249,674	266,505	-3%	-9%
Valley	195,395	192,531	183,003	1%	7%
Big Sky	229,640	232,053	249,593	-1%	-8%
First Bank-WY	130,766	134,952	143,224	-3%	-9%
Citizens	166,777	164,740	168,972	1%	-1%
First Bank-MT	112,390	119,308	109,310	-6%	3%
San Juans	135,516	134,592	143,574	1%	-6%
Eliminations and other	(5,015)	(7,128)	(3,813)	-30%	32%
Loans held for sale	(95,457)	(67,876)	(76,213)	41%	25%
Total	$3,466,135	3,523,582	3,749,289	-2%	-8%

	Land, Lot and Other Construction Loans by Bank			% Change	% Change
	Balance	Balance	Balance	from	from
(Dollars in thousands)	12/31/11	9/30/11	12/31/10	9/30/11	12/31/10
Glacier	$101,429	108,291	148,319	-6%	-32%
Mountain West	91,275	95,794	147,991	-5%	-38%
First Security	46,899	51,531	72,409	-9%	-35%
Western	20,216	20,444	29,535	-1%	-32%
1st Bank	20,422	22,054	29,714	-7%	-31%
Valley	13,755	14,046	12,816	-2%	7%
Big Sky	43,548	45,514	53,648	-4%	-19%
First Bank-WY	6,924	7,363	12,341	-6%	-44%
Citizens	7,905	9,095	12,187	-13%	-35%
First Bank-MT	731	745	830	-2%	-12%
San Juans	24,114	24,566	30,187	-2%	-20%
Other	4,280	2,166	-	98%	n/m
Total	$381,498	401,609	549,977	-5%	-31%

	Land, Lot and Other Construction Loans by Bank, by Type at 12/31/11
		Consumer		Developed	Commercial
	Land	Land or	Unimproved	Lots for	Developed	Other
(Dollars in thousands)	Development	Lot	Land	Operative Builders	Lot	Construction
Glacier	$37,516	23,026	25,581	6,978	4,889	3,439
Mountain West	12,771	49,785	5,076	12,485	3,283	7,875
First Security	19,915	5,961	15,013	3,447	698	1,865
Western	9,710	4,241	3,157	534	1,649	925
1st Bank	5,060	7,063	2,655	199	1,273	4,172
Valley	1,984	4,495	1,383	-	3,582	2,311
Big Sky	12,275	13,671	7,960	955	2,748	5,939
First Bank-WY	1,758	3,336	784	582	80	384
Citizens	1,977	1,005	1,910	-	621	2,392
First Bank-MT	-	56	618	-	57	-
San Juans	915	12,757	1,937	-	7,741	764
Other	-	-	-	-	-	4,280
Total	$103,881	125,396	66,074	25,180	26,621	34,346

						Custom &
	Residential Construction Loans by Bank, by Type			% Change	% Change	Owner	Pre-Sold
	Balance	Balance	Balance	from	from	Occupied	& Spec
(Dollars in thousands)	12/31/11	9/30/11	12/31/10	9/30/11	12/31/10	12/31/11	12/31/11
Glacier	$31,239	31,846	34,526	-2%	-10%	$8,385	22,854
Mountain West	13,519	12,592	21,375	7%	-37%	6,858	6,661
First Security	9,065	8,526	10,123	6%	-10%	4,009	5,056
Western	819	1,378	1,350	-41%	-39%	302	517
1st Bank	3,295	3,381	6,611	-3%	-50%	1,628	1,667
Valley	3,696	3,405	4,950	9%	-25%	3,361	335
Big Sky	10,494	10,607	11,004	-1%	-5%	971	9,523
First Bank-WY	2,827	2,718	1,958	4%	44%	2,827	-
Citizens	7,010	7,946	9,441	-12%	-26%	3,280	3,730
First Bank-MT	199	109	502	83%	-60%	156	43
San Juans	12,070	6,897	7,018	75%	72%	3,645	8,425
Total	$94,233	89,405	108,858	5%	-13%	$35,422	58,811

n/m - not measurable

Glacier Bancorp, Inc.
Loan Portfolio - by Regulatory Classification - Unaudited (continued)

	Single Family Residential Loans by Bank, by Type			% Change	% Change	1st	Junior
	Balance	Balance	Balance	from	from	Lien	Lien
(Dollars in thousands)	12/31/11	9/30/11	12/31/10	9/30/11	12/31/10	12/31/11	12/31/11
Glacier	$174,928	171,245	187,683	2%	-7%	$155,354	19,574
Mountain West	263,499	260,207	282,429	1%	-7%	227,763	35,736
First Security	93,776	89,462	92,011	5%	2%	79,543	14,233
Western	42,124	40,388	42,070	4%	0%	40,216	1,908
1st Bank	53,385	54,647	59,337	-2%	-10%	48,953	4,432
Valley	57,068	57,514	60,085	-1%	-5%	47,820	9,248
Big Sky	31,275	29,196	32,496	7%	-4%	28,253	3,022
First Bank-WY	12,195	12,728	13,948	-4%	-13%	8,592	3,603
Citizens	23,722	22,304	19,885	6%	19%	22,487	1,235
First Bank-MT	7,737	8,322	8,618	-7%	-10%	6,892	845
San Juans	24,254	27,550	29,124	-12%	-17%	22,582	1,672
Total	$783,963	773,563	827,686	1%	-5%	$688,455	95,508

	Commercial Real Estate Loans by Bank, by Type			% Change	% Change	Owner	Non-Owner
	Balance	Balance	Balance	from	from	Occupied	Occupied
(Dollars in thousands)	12/31/11	9/30/11	12/31/10	9/30/11	12/31/10	12/31/11	12/31/11
Glacier	$225,548	219,948	224,215	3%	1%	$113,421	112,127
Mountain West	193,495	190,744	206,732	1%	-6%	120,162	73,333
First Security	259,396	263,478	227,662	-2%	14%	176,866	82,530
Western	99,900	108,688	103,443	-8%	-3%	59,752	40,148
1st Bank	57,445	56,655	58,353	1%	-2%	42,347	15,098
Valley	58,392	56,410	50,325	4%	16%	36,127	22,265
Big Sky	84,048	84,681	88,135	-1%	-5%	55,399	28,649
First Bank-WY	23,986	25,105	27,609	-4%	-13%	18,360	5,626
Citizens	60,754	59,387	61,737	2%	-2%	36,716	24,038
First Bank-MT	19,891	17,183	17,492	16%	14%	9,440	10,451
San Juans	50,297	50,963	50,066	-1%	0%	28,541	21,756
Total	$1,133,152	1,133,242	1,115,769	0%	2%	$697,131	436,021

	Consumer Loans by Bank, by Type			% Change	% Change	Home Equity	Other
	Balance	Balance	Balance	from	from	Line of Credit	Consumer
(Dollars in thousands)	12/31/11	9/30/11	12/31/10	9/30/11	12/31/10	12/31/11	12/31/11
Glacier	$134,725	138,174	150,082	-2%	-10%	$120,794	13,931
Mountain West	63,902	65,800	70,304	-3%	-9%	56,515	7,387
First Security	66,549	68,188	71,677	-2%	-7%	42,946	23,603
Western	37,657	40,441	43,081	-7%	-13%	26,695	10,962
1st Bank	35,567	37,174	40,021	-4%	-11%	14,006	21,561
Valley	24,634	23,703	23,745	4%	4%	14,663	9,971
Big Sky	26,229	27,473	27,733	-5%	-5%	22,515	3,714
First Bank-WY	22,504	22,658	24,217	-1%	-7%	13,372	9,132
Citizens	27,273	28,081	29,040	-3%	-6%	22,973	4,300
First Bank-MT	7,093	7,513	8,005	-6%	-11%	3,402	3,691
San Juans	13,331	13,800	14,848	-3%	-10%	12,348	983
Total	$459,464	473,005	502,753	-3%	-9%	$350,229	109,235

Glacier Bancorp, Inc.
Credit Quality Summary - Unaudited

				Non-	Accruing	Other
	Non-performing Assets, by Loan Type			Accruing	Loans 90 Days	Real Estate
	Balance	Balance	Balance	Loans	or More Past Due	Owned
(Dollars in thousands)	12/31/11	9/30/11	12/31/10	12/31/11	12/31/11	12/31/11
Custom and owner
occupied construction	$1,531	2,440	2,575	783	-	748
Pre-sold and spec construction	5,506	10,375	16,071	1,098	-	4,408
Land development	56,152	73,550	83,989	31,184	-	24,968
Consumer land or lots	8,878	10,128	12,543	3,942	27	4,909
Unimproved land	35,771	39,925	44,116	19,194	713	15,864
Developed lots for operative
builders	9,001	4,195	7,429	7,084	-	1,917
Commercial lots	2,032	2,211	3,110	297	-	1,735
Other construction	5,133	4,832	3,837	4,305	-	828
Commercial real estate	28,828	32,287	36,978	19,181	-	9,647
Commercial and industrial	12,855	14,982	13,127	12,213	342	300
Agriculture loans	7,010	7,115	5,253	6,391	-	619
1-4 family	33,589	39,934	34,791	21,602	292	11,695
Home equity lines of credit	6,361	6,622	4,805	5,749	37	575
Consumer	360	322	446	217	2	141
Other	449	486	1,451	449	-	-
Total	$213,456	249,404	270,521	133,689	1,413	78,354

					Non-Accrual &
	Accruing Loans 30-89 Days Past Due and			Accruing Loans	Accruing Loans	Other
	Non-Performing Assets, by Bank			30-89 Days	90 Days or	Real Estate
	Balance	Balance	Balance	Past Due	More Past Due	Owned
(Dollars in thousands)	12/31/11	9/30/11	12/31/10	12/31/11	12/31/11	12/31/11
Glacier	$69,324	74,783	75,869	10,176	49,042	10,106
Mountain West	60,593	58,264	83,872	16,402	25,117	19,074
First Security	59,713	54,310	59,770	13,648	28,339	17,726
Western	7,651	8,652	11,237	1,937	448	5,266
1st Bank	18,158	19,096	16,686	3,693	9,302	5,163
Valley	2,444	1,951	1,900	863	728	853
Big Sky	19,795	20,911	21,739	410	11,549	7,836
First Bank-WY	8,965	10,335	9,901	321	6,910	1,734
Citizens	5,992	5,906	8,000	1,175	3,126	1,691
First Bank-MT	397	116	553	119	278	-
San Juans	3,180	5,059	6,549	342	263	2,575
GORE	6,330	11,151	19,942	-	-	6,330
Total	$262,542	270,534	316,018	49,086	135,102	78,354

					Provision for
				Provision for	Year-to-Date	ALLL
	Allowance for Loan and Lease Losses			Year-to-Date	Ended 12/31/11	as a Percent
	Balance	Balance	Balance	Ended	Over Net	of Loans
(Dollars in thousands)	12/31/11	9/30/11	12/31/10	12/31/11	Charge-Offs	12/31/11
Glacier	$35,336	35,854	34,701	16,800	1.0	4.51%
Mountain West	36,167	35,437	35,064	30,100	1.0	5.38%
First Security	22,457	21,898	19,046	9,950	1.5	3.96%
Western	7,320	7,459	7,606	550	0.7	2.87%
1st Bank	8,572	8,998	10,467	1,950	0.5	3.55%
Valley	4,216	4,227	4,651	-	-	2.23%
Big Sky	8,860	8,883	9,963	2,350	0.7	3.90%
First Bank-WY	2,180	2,712	2,527	700	0.7	1.67%
Citizens	5,325	5,272	5,502	1,300	0.9	3.43%
First Bank-MT	2,894	3,022	3,020	-	-	2.58%
San Juans	4,189	4,331	4,560	800	0.7	3.09%
Total	$137,516	138,093	137,107	64,500	1.0	3.97%

Glacier Bancorp, Inc.
Credit Quality Summary - Unaudited (continued)

	Net Charge-Offs (Recoveries), Year-to-Date
	Period Ending, By Bank
	Balance	Balance	Balance	Charge-Offs	Recoveries
(Dollars in thousands)	12/31/11	9/30/11	12/31/10	12/31/11	12/31/11
Glacier	$16,165	14,547	24,327	17,579	1,414
Mountain West	28,997	25,627	47,487	31,535	2,538
First Security	6,539	4,398	7,296	6,971	432
Western	836	697	2,106	1,010	174
1st Bank	3,845	3,294	2,578	4,287	442
Valley	435	424	216	460	25
Big Sky	3,453	3,180	4,048	3,581	128
First Bank-WY	1,047	315	605	1,067	20
Citizens	1,477	1,330	1,363	1,562	85
First Bank-MT	126	(2)	149	141	15
San Juans	1,171	1,029	338	1,173	2
Total	$64,091	54,839	90,513	69,366	5,275

	Net Charge-Offs, Year-to-Date
	Period Ending, By Loan Type
	Balance	Balance	Balance	Charge-Offs	Recoveries
(Dollars in thousands)	12/31/11	9/30/11	12/31/10	12/31/11	12/31/11
Residential construction	$4,275	4,950	7,147	5,168	893
Land, lot and other construction	31,306	26,341	51,580	33,162	1,856
Commercial real estate	7,676	6,875	10,181	8,278	602
Commercial and industrial	7,871	7,365	5,612	8,424	553
Agriculture loans	134	134	-	136	2
1-4 family	8,694	6,082	9,897	9,260	566
Home equity lines of credit	3,261	2,343	4,496	3,698	437
Consumer	615	454	951	914	299
Other	259	295	649	326	67
Total	$64,091	54,839	90,513	69,366	5,275

CONTACT: Michael J. Blodnick, +1-406-751-4701, or Ron J. Copher, +1-406-751-7706